                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 24, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders which is incorporated by reference in Plantronics, Inc. 's Annual Report on Form 10-K for the year ended April 1, 2000.

/s/ PricewaterhouseCoopers LLP
------------------------------------
PricewaterhouseCoopers LLP
San Jose, California
July 27, 2000
--------------